                                                                  EXHIBIT 10.21



                                    LEASE

                                   BETWEEN

                      INDUSTRIAL DEVELOPMENT ASSOCIATES

                                     AND

                         AMSCO STERILE RECOVERIES, INC.

                     CAROLINA CENTRAL INDUSTRIAL CENTER

                           MEBANE, NORTH CAROLINA

                               TABLE OF CONTENTS


                                                        ARTICLE I
                 Premises and Construction
                 -------------------------
Section 1.1      Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.2      Work to Be Performed by Landlord at Landlord's Expense . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.3      Work To Be Performed by Tenant at its Expense with
                 Landlord's Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

                                                        ARTICLE II
                 Lease Term
                 ----------
Section 2.1      Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

                                                       ARTICLE III
                 Rent
                 ----
Section 3.1      Annual Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Section 3.2      Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Section 3.3      Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Section 3.4      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Section 3.5      Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

                                                        ARTICLE IV
                 Occupancy
                 ---------
Section 4.1      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Section 4.2      Use of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Section 4.3      Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Section 4.4      Restrictive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

                                                        ARTICLE V
                 Transfers
                 ---------
Section 5.1      Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

                                                        ARTICLE VI
                 Parking
                 -------
Section 6.1      Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

                                                       ARTICLE VII
                 Maintenance, Alterations and Additional Space
                 ---------------------------------------------
Section 7.1      Maintenance and Repair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Section 7.2      Common Area Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 7.3      Alterations by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

                                                       ARTICLE VIII
                 Surrender of Leased-Promises
                 ----------------------------
Section 8.1      Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Section 8.2      Tenant Equipment Excepted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

                                                        ARTICLE IX
                 Mechanic's Liens
                 ----------------
Section  9.1     Mechanic's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

                                                        ARTICLE X
                 Insurance and Indemnity
                 -----------------------
Section 10.1     Casualty Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 10.2     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 10.3     Public Liability Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 10.4     Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

                                                        ARTICLE XI
                 Eminent Domain
                 --------------
Section 11.1     Total Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 11.2     Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 11.3     Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 11.4     Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

                                                       ARTICLE XII
                 Damage and Destruction
                 ----------------------
Section 12.1     Restoration of Damaged or Destroyed Leased
                 Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 12.2     No Abatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                                                       ARTICLE XIII
                 Default by Tenant
                 -----------------
Section 13.1     Tenant's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 13.2     Remedies Not Exclusive; No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 13.3     Cure by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
Section 13.4     Cure by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

                                                       ARTICLE XIV
                 Bankruptcy
                 ----------
Section 14.1     Effect of Bankruptcy or Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

                                                        ARTICLE XV
                                                        ----------
                 Miscellaneous
                 -------------
Section 15.1     Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Section 15.2.    Subordination, Non-disturbance and Attornment Agreement  . . . . . . . . . . . . . . . . . . . . .    14
Section 15.3     Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Section 15.4     Right to Enter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 15.5     Laws of North Carolina . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 15.6     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 15.7     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 15.8     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 15.9     Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 15.10    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 15.11    Assignment of Landlord's Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 15.12    Transfer by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

Section 15.13    Limitation of Execution against Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 15.14    Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 15.15    Contingency as to Termination of Prior Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


                                                       ARTICLE XVI
                 Miscellaneous
                 -------------
Section 16.1     Liability for Brokerage or Other Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                   SCHEDULE OF EXHIBITS
Exhibit  A       Demised Plan of the Leased Premises
Exhibit  8       Landlord's Plans
Exhibit  C       Tenant's Plans
Exhibit  D       Site Plan
Exhibit  E       Rider
Exhibit  F       Parking

                      CAROLINA CENTRAL INDUSTRIAL CENTER

                                    LEASE

         THIS AGREEMENT OF LEASE is made as of this 22nd day of April, 1992, by and between INDUSTRIAL DEVELOPMENT ASSOCIATES, a Maryland limited partnership, having a place of business c/o Heritage Properties, Inc. at 515 Fairmount Avenue, Towson, Maryland 21204 ("Landlord"), as Landlord, and AMSCO
STERILE RECOVERIES, INC., a Delaware corporation, having a place of business at 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 34621 ("Tenant") as Tenant.

                                  ARTICLE I
                          Premises and Construction

         1.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, land and improvements constituting a portion of Lot No. 6 as shown on the Consolidated Map of the Property of Industrial Development Associates known as Carolina Central Industrial Center, Phase I, by Alley, Williams, Carmen & King, Inc., Engineers, dated February 11, 1991 and recorded in Plat Book 43, at page 51, Alamance County, N.C. Registry, and also shown on drawing recorded in Plat Book 31, at page 30, Alamance County Registry, the same being shown as 25,500 square feet of space in the building constructed on said lot known as Building No. 6 (the "Building") as referred to on Exhibits "A-I," and "A-2" and on Exhibit "B," together with and subject to an access road to Maple Lane shown on the said consolidated map above referred to, which access road may be used by all lawful occupants of Lots No. 7 and 8 or any portion thereof, their employees, agents and invitees, this building being known as 1416 Dogwood Way in the City of Mebane, Alamance County, North Carolina, together with and subject to easements for utilities now serving the premises and shown on said Consolidated Map (the "Leased Premises"). The Landlord may, now or hereafter in its discretion, cause the portion of the building leased hereunder and that not so leased to be assigned separate street numbers. The rentable square feet has been determined as the area within dimensions measured from the center of any interior demising wall to the outside of any exterior wall constituting a wall of the demised portion of the building. Demising wall will be constructed by Landlord upon execution of the Lease (See Rider #1).

         1.2 Work to be Performed by Landlord at Landlord's Expense. Landlord, at its cost and expense, shall perform and complete such work on the interior of Leased Premises as set forth in the plans and specifications ("Landlord's Plans") attached as Exhibit B to this Lease. During the period Landlord is performing work on the Leased Premises pursuant to this section, Tenant shall have the right to enter upon the Leased Premises to install its fixtures, equipment and other property so long as Tenant does not unreasonably interfere with Landlord in the performance of Landlord's work.

         Landlord shall notify Tenant in writing as soon as the Leased Premises are substantially completed in accordance with Plans and ready for Tenant to take occupancy. Taking of possession



                                                                INITIAL: WRP/MJB
                                                                         -------
by Tenant shall be subject to punch list items for the Leased Premises specified by the parties at the time Tenant takes possession.

         1.3 Work to be Performed by Tenant at Tenant's Expense with Landlord's Approval. Tenant at its cost and expense, shall perform and complete such work on the interior of Leased Premises as set forth on the plans and specifications ("Tenant's Plans") attached as Exhibit "C" to this Lease, which Plans and Specifications supplied by Tenant are hereby approved in writing by Landlord.

         Tenant will be permitted to begin its work at the same time that the Landlord commences its work. The Tenant will not interfere in any way with the performance of Landlord's work.


                                   ARTICLE II

                                   Lease Term

         2.1 Term. The term of this Lease shall begin on May 1, 1992, and shall end on April 30, 2002, unless sooner terminated as herein provided in this Lease, this period being called the "Term".


                                  ARTICLE III

                                      Rent

         3.1     Annual Rent.  Beginning on May 1, 1992, Tenant will have sixty
(60) days free rent. Tenant shall pay to Landlord annual rent in accordance with the following schedule, without demand or setoff, in legal tender, and in advance on the first day of each and every month in each year during the Term. The annual rent shall be:


 Years                     Period                 Rent/SF             Annual Rent            Monthly Rent
 -----                     ------                 -------             -----------            ------------
                   5/1/92 - 6/30/92              Free Rent             Free Rent              Free Rent

 1                 7/1/92 - 4/30/93                $2.95               $62,687.40             $6,268.75

 2                 5/1/93 - 4/30/94                $2.95               $75,225.00             $6,268.75

 3                 5/1/94 - 4/30/95                $2.95               $75,225.00             $6,268.75

 4                 5/1/95 - 4/30/96                $2.95               $75,225.00             $6,268.75

 5                 5/1/96 - 4/30/97                $2.95               $75,225.00             $6,268.75

 6                 5/1/97 - 4/30/98                $3.54               $75,225.00             $6,268.75

 7                 5/1/98 - 4/30/99                $3.54               $90,270.00             $7,522.50

 8                 5/1/99 - 4/30/2000              $3.54               $90,270.00             $7,522.50

 9                 5/1/00 - 4/30/2001              $3.54               $90,270.00             $7,522.50

 10                5/1/01 - 4/30/2002              $3.54               $90,270.00             $7,522.50

                                                                INITIAL: WRP/MJB
                                                                         -------

Tenant shall make all rent payments to Landlord, Industrial Development Associates, c/o Heritage Properties, Inc., 515 Fairmount Avenue, Towson, Maryland 21204, or at such other address designated by Landlord in a written notice to Tenant.

         3.2 Impositions. Tenant's pro rata share of the annual real estate taxes with respect to the Leased Premises and any special assessments which may hereafter be imposed with respect to the Leased Premises, including, without limitation, front foot or benefit assessments for sewerage, water or paving and any rent or occupancy tax which may be imposed (collectively the "Impositions"), for any tax year during the term of this Lease shall be paid by the Tenant within thirty (30) days following receipt of a bill thereof from the Landlord after such tax or assessment is due as part of additional rent for the Leased Premises. Impositions shall be based on a square foot proportional basis as to any assessed unit of which the Leased Premises are a part.

         Unless otherwise required by Landlord, Tenant shall pay its share of Impositions directly to the Landlord. Upon the request of Tenant, the Landlord shall deliver copies of Imposition bills and notices to Tenant following their receipt by Landlord.

         Landlord shall have the primary right to contest or otherwise appeal an assessment of real estate taxes. However, if Landlord chooses not to appeal an assessment of real estate taxes, and Tenant believes that the real estate taxes assessed against the Building and/or Premises are excessive, Tenant shall have the right, in its own name, and at its own expense, to appeal the assessment of real estate taxes to appropriate authorities. If Tenant is successful in its appeal and a tax refund or abatement is ordered, then Tenant shall receive its proportionate share of the tax savings in the form of a credit towards future assessments of real estate taxes.

         3.3 Utilities. Beginning on May 1, 1992, Tenant shall pay when due, as part of additional rent, all charges for gas, electricity, sewer, telephone, and all other utilities used or consumed at the Leased Premises. Landlord shall provide that gas and electricity be separately metered for the Leased Premises. Tenant shall pay all such bills directly to the billing entity, and, upon request of Landlord, shall forward to Landlord a receipt or other appropriate evidence that all such bills are paid (See Rider #2).

         3.4 Expenses. Unless expressly otherwise provided in this Lease, Tenant shall pay all costs, expenses and obligations of every kind relating to the Leased Premises which may arise during the Term except, (a) municipal, state, or federal income taxes or estate, succession, inheritance or gift taxes, or corporation franchise taxes assessed against Landlord, (b) costs, expenses, and obligations incurred by Landlord in connection with the sale or mortgaging of the Leased Premises, and (c) costs of maintenance, repairs and replacement for which Landlord is responsible under the terms of the Lease.

         3.5 Security Deposit. Tenant shall pay to Landlord upon the execution of this Lease the amount of Six Thousand Two Hundred Sixty-Eight Dollars and Eighty Cents ($6,268.80) as a security deposit for the faithful performance by Tenant of all the terms and conditions of this Lease. If any

                                                                INITIAL: WRP/MJB
                                                                         -------
amount owed by Tenant to Landlord as rent, additional rent or otherwise shall be in arrears, Landlord may apply the security deposit toward such obligations and Tenant agrees to re-establish the full amount of security deposit by paying such additional amount along with the next monthly installment of rent.
Provided that the Tenant shall not be in default under this Lease, Landlord shall return the security deposit to Tenant upon the termination of this Lease, less the costs incurred by Landlord in correcting or satisfying any default by Tenant under this Lease or in returning the Leased Premises to the same condition as existed at the time Tenant took possession of the Leased Premises, reasonable wear and tear and damage by fire or other casualty excepted. No right or remedy available to Landlord under this Section shall be deemed to preclude any other right or remedy to which Landlord might otherwise be entitled by this Lease or under law.


                                   ARTICLE IV

                                   Occupancy

         4.1 Quiet Enjoyment. Upon payment of the rent as required under this Lease and performance by Tenant of all of the covenants and provisions of this Lease to be performed by Tenant, Tenant shall have during the Lease Term peaceful and quiet use and possession of the Leased Premises without hindrance on the part of Landlord or others holding through or under the Landlord.

         4.2 Use of Premises. Tenant may use the Leased Premises only for the purpose of a laundry, sterilization and hospital reprocessing facility. Landlord acknowledges that Tenant will be handling, among other things, soiled operating room linens and other materials from hospitals, medical clinics, laboratories and other health services related facilities. Landlord hereby consents to Tenant's activities as herein described. Further, Landlord hereby represents that the Leased Premises is zoned M-1, and that Tenant's use of the Leased Premises is a permitted use within the M-1 zoning classification. Notwithstanding anything to the contrary contained in this Lease, in the event any statute, ordinance or regulation is imposed by an applicable governmental authority upon Tenant that prohibits Tenant's intended use of the Premises as set forth herein, Tenant shall be entitled to terminate this Lease, effective as of date Tenant's use is no longer permitted by the applicable governmental authorities.

         4.3 Compliance with Law. Tenant shall at all times during the Term, at its own expense, conform to and comply with all laws, regulations, orders and other governmental requirements, or requirements of the Board of Fire Underwriters, now or hereafter in force, affecting Tenant's use or occupancy of all or any part of the Leased Premises. At all times during the Term and for any period that Tenant enters the Leased Premises prior to the commencement date to make its installations, Tenant indemnifies Landlord against and agrees to save Landlord harmless from all expenses, liability, and penalty, imposed or incurred for or because of any violation of any law, regulation, order or other governmental requirement occasioned by the neglect or omission, or willful act of Tenant, its customers, employees, visitors, or invitees, independent contractors, or any person on the Leased

                                                                INITIAL: WRP/MJB
                                                                         -------

Premises by permission or holding under Tenant unless such violation results solely from an act or omission on the part of Landlord or an agent or employee of Landlord. Following notice to Landlord, Tenant, by appropriate proceedings conducted with due diligence at Tenant's expense in Tenant's name, may contest in good faith the validity or enforcement of any applicable governmental requirement provided that Landlord is not subjected to any fine or penalty.

         4.4 Restrictive Covenants. At all times during the Term, Tenant shall comply with, perform, and be bound by, all the terms, provisions, conditions, restrictions, and covenants set forth in the covenants executed by Industrial Development Associates, dated February 11, 1991, covering Carolina Central Industrial Center, Phase I, filed for record March 7, 1991, and recorded in Book 716, at page 613, Alamance County Registry. The Landlord, having caused the Building and other improvements on the Leased Premises to be constructed, acknowledges that the Leased Premises comply with the said Restrictive Covenants and that the Tenant's intended use of the Leased Premises, as stated in Section 4.2, is not a violation thereof.


                                  ARTICLE V

                                  Transfers

         5.1 Subletting. Tenant shall not have the right to sublet the Leased Premises, or any portion thereof, or to assign Tenant's interest in this Lease, or any portion thereof, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Subletting or assignment shall not relieve Tenant of its obligations to Landlord under this Lease. In the event that the amount of the rent to be paid to the Tenant by any assignee or sublessee is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord any such excess as is received by Tenant from such assignee or sublessee. Tenant shall not have the right to sublet the Leased Premises at a rental rate less than the rate stated in this Lease.


                                  ARTICLE VI

                                   Parking


         6.1 Parking. Subject to such reasonable rules, regulations, or conditions as Landlord may impose, Tenant shall be entitled to the use of automobile parking areas, driveways, access roads, footways, and loading facilities as shown on the site plan attached as Exhibit "F".

                                  ARTICLE VII

                          Maintenance and Alterations

         7.1 Maintenance and Repair. Tenant at its sole cost and expense, shall perform all maintenance of an ordinary and recurring nature necessary to maintain and keep in an orderly condition and in a good state of repair the Leased Premises, including, but not by way of limitation, all interior walls, windows, plumbing and sewerage facilities, air conditioning system, heating system, electrical

                                                                INITIAL: WRP/MJB
                                                                         -------
facility and equipment, exterior lighting on the building, pro-rata share of the roof, and all other fixtures, equipment and appliances of every nature, reasonable use and wear and fire and other casualty excepted (pro-rata share of the roof shall, for the purpose of this section, mean the total rentable square feet in the building divided into the rentable square feet leased to the Tenant as specified in Section 1.1 hereof). The roof is a standing seam metal roof supported by beams, bar joists and columns. It is understood between Landlord and Tenant that Landlord will be responsible for repairs for the structural portion of the roof which consists of the beams, bar joists and columns, and for any replacement occasioned by casualty, destruction or obsolescence except if the need for such repair or replacement is directly and solely caused by the act or omission of Tenant and/or agent and/or employee of Tenant. Tenant will be responsible for the repairs of the portion of the roof which consists of standing seam metal roofing and the connecting functions thereof. Tenant shall provide Landlord with evidence that Tenant has obtained quarterly inspections and servicing by a licensed contractor for the heating, ventilation and air conditioning systems servicing the Tenant's space in the building. The cost of maintenance and repairs shall include all costs allocable to such maintenance and repair in accordance with generally accepted accounting principles and the terms hereof. Landlord shall maintain in good and presentable repair and condition the structural parts of the Building and cause to be maintained the common areas of the Industrial Center of which the Leased Premises are a part as referred to in Section 7.2 of this Lease. Landlord will obtain documentation on the condition of the roof from a licensed contractor before Tenant installs any of its equipment. Tenant may repair and credit upon rent any repairs to the Leased Premises which are a responsibility of the Landlord which have not been made within sixty (60) days after written notice by the Tenant to the Landlord calling attention to the need for such repairs, or within twenty-four (24) hours after actual notice to the Landlord by the Tenant in the event of an emergency. Except as expressly provided in this Lease, Landlord shall not be called upon or obligated to make or pay any repairs, replacements, restorations, improvements, alterations or additions whatsoever in or about the Leased Premises (See Rider #3).

         7.2 Common Area Maintenance. During the free rent period and for each year during the Term and all renewal periods, Tenant shall pay as additional rent upon receipt of a bill therefor from Landlord, a common area maintenance charge representing Tenant's proportionate share of the cost to Landlord of operating, maintaining, repairing and replacing the roads and parking areas, street lighting, and exterior grounds in and around the Property of which the Leased Premises are a part. Such charge shall be for repair of the parking areas and for keeping them clear of snow, debris, and other rubbish and for maintenance of all exterior grounds, grass, landscaping and related areas. Tenant's proportionate share shall be the amount determined by multiplying the total annual expense to the Landlord for so maintaining the common areas by a fraction, the numerator of which is 25,500, representing the number of square feet of the Leased Premises, and the denominator of which shall be the sum of the floor area of the other buildings on the Property (i.e., 319,597 SF) of which the Leased Premises are a part. The cost of maintenance shall include all costs and expenses of operating,





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maintaining, repairing and replacing such areas allocable thereto in accordance with generally accepted accounting principles.

         7.3 Alterations by Tenant. Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed after submission of plans for such, shall not make any interior alterations, structural alterations, changes to the exterior appearance of the Leased Premises, additions, or other improvements to the Leased Premises, except for maintenance and repair required of Tenant.

                                 ARTICLE VIII

                         Surrender of Leased Premises

         8.1 Surrender. Upon termination of the Term, or any earlier termination of this Lease, Tenant shall surrender to Landlord the Leased Premises, including all alterations, improvements and other additions, in good order and repair, reasonable wear and tear and damage by fire or other casualty excepted.

         8.2 Tenant Equipment Excepted. Tenant shall be entitled to (or, at Landlord's request, must) remove from the Leased Premises Tenant's office, trade and manufacturing fixtures, furniture, equipment and signs, which Tenant has installed on the Leased Premises prior to or during the Term at the cost of Tenant. Plumbing, heating, ventilation, air-conditioning systems shall, upon termination of the Lease, remain on the Leased Premises and become the property of the Landlord. Tenant shall at its own cost and expense repair any and all damage to the Leased Premises resulting from or caused by such removal, and shall restore the Leased Premises to good order and condition, reasonable wear and tear excepted.

                                   ARTICLE IX

                                Mechanic's Liens

         9.1 Mechanic's liens. Prior to approving any construction on the Leased Premises by Tenant, Landlord shall have the right to require Tenant, or Tenant's contractor for such construction, to furnish a bond in an amount equal to the estimated cost of such construction with corporate surety approved by Landlord for (a) completion of such construction and (b) indemnifying Landlord and Tenant, as their interests may appear, against liens for labor and materials, which bond shall be furnished before any work is begun or any materials delivered. Landlord shall also have the right at any time before, during or after such construction to require Tenant to furnish such other assurances against mechanic's liens as may be reasonable including, but not limited to, releases of liens signed by all contractors, subcontractors, and suppliers, and affidavits executed by Tenant, Tenant's contractor or architect, that all labor and material theretofore furnished have been paid in full.





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                                  ARTICLE X
                           Insurance and Indemnity


         10.1 Casualty Insurance. Beginning on the commencement of the Term hereof of this Lease and continuing during the entire Term, Landlord shall keep the Building on the Leased Premises insured against loss or damage by fire, vandalism and other casualty to the extent now or hereafter covered under standard extended coverage. Such insurance shall be in the amount of the full replacement value of the Building (excluding leasehold improvements performed by Tenant at Tenant's expense as provided in Exhibit C + C1) as the same may increase from time to time. Landlord shall furnish Tenant with a copy of such policy or with a certificate of the insurer that the same is in effect. The Tenant shall pay Landlord as additional rent upon receipt of a bill therefor from Landlord the annual premium for such insurance coverage. Such payment by Tenant shall be based on a square foot proportional basis as to the total area of any building of which the Leased Premises are a part.

         Tenant shall at all times during the Term maintain at its own cost and expense such casualty insurance against loss, damage, or destruction to all signs, trade fixtures, tenant improvements which are specifically defined in Exhibit C + C1, equipment, furniture and other installations and property installed by Tenant on the Leased Premises, and shall, upon Landlord's request, provide Landlord with certificates of insurance evidencing that such policies are in force or copies of such policies.

         Both Landlord and Tenant hereby agree to procure and maintain such property and business interruption insurance as they deem appropriate for protecting their respective interests.

         10.2 Indemnity. At all times after Tenant takes possession of the Leased Premises and for any period that Tenant enters the Leased Premises prior to the Commencement Date to make its installations, Tenant shall protect, indemnify, and save the Landlord harmless of, from and against any and all actions, liabilities, damages, costs, expenses, fees, demands or claims of any nature whatsoever arising from (a) any work or thing done in or about the Leased Premises, and the improvements now or hereafter constructed thereon, or any part thereof, by Tenant or its agents or employees or independent contractors hired by Tenant, (b) injury to or death of persons or damage to property on the Leased Premises or the improvements now or hereafter constructed thereon, and (c) any negligent act or omission on the part of the Tenant, or its employees or invitees or independent contractors arising out of the occupancy or use of the Leased Premises and the improvements now or hereafter constructed thereon, except that Tenant shall not be required to save and hold Landlord harmless or to indemnify Landlord if the injury or loss is due to a willful or negligent act or omission of the Landlord or its agents or employees.

         10.3 Public Liability Insurance. During all periods of construction or reconstruction work performed by Tenant on the Leased Premises, Tenant, at its own expense, shall keep in force, by advance payments of premiums, workmen's compensation and builder's risk insurance reasonably acceptable to Landlord.





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
         Beginning on the date of commencement of Tenant's entry upon the Leased Premises and continuing during the entire Term, Tenant, at Tenant's expense, shall keep in force, by advance payments of premiums, public liability insurance in an amount of not less than Two Million dollars ($2,000,000.00), this being a single limit policy for one or more claims thereunder because of any one occurrence for personal injury or death and for damage to property, insuring against any liability that may accrue on account of any occurrences in or about the Leased Premises or in consequence of Tenant's occupancy of the Leased Premises. Such insurance shall protect and indemnify not only against any and all such liability, but also against all loss, expense and damage of any and every sort and kind, including costs of investigation and reasonable attorneys' fees and other costs of defense. All such insurance shall be with insurers approved by Landlord, and all policies shall name Landlord and Tenant
as beneficiary as their respective interests may appear.   Such policies shall
provide that notwithstanding any act or negligence of Tenant which might otherwise result in a forfeiture, such policies shall not be canceled without at least ten (10) days' prior written notice to each insured. Tenant shall furnish Landlord with a copy of all such policies or a certificate that such policies are in effect.

         10.4 Waiver of Subrogation. Landlord and Tenant each waive and release any and all rights to recover against the other or against the officers, directors, shareholders, partners, employees or agents of the other party for any loss or damage to such waiving party arising from any cause covered by any insurance in effect at the time of such loss or damage. Landlord and Tenant shall each have included in all policies or fire, extended coverage, business interruption and other casualty insurance respectively obtained by them covering the Leased Premises, the Building and contents therein, a waiver by the insurer of all rights of subrogation or otherwise against the other party hereto in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured.



                                   ARTICLE XI

                                 Eminent Domain

         11.1 Total Taking. If the entire Leased Premises be taken under the power of eminent domain or by purchase in lieu thereof (herein together called "Eminent Domain"), this Lease shall terminate as of the date possession is taken.

         11.2 Partial Taking. If any portion of the Leased Premises shall be taken under the power of Eminent Domain, and the portion not so taken would not, in the reasonable judgment of Tenant, which shall be communicated in writing to Landlord stating the reasons therefor within sixty (60) days following the date on which Tenant receives notice of the condemning authority's intention to take such property, be adequate for the continued operation of Tenant's business, either unrestored or restored, or if Landlord deems such restoration to be impractical, this Lease shall be deemed to have terminated as of the date of taking of possession. If this Lease is not terminated pursuant to this





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Section 11.2, Landlord, immediately following the taking, to the extent of condemnation proceeds made available to Landlord, shall proceed to restore such part of the Leased Premises as is not taken to as near the former condition of the original Leased Premises, less all signs, trade fixtures, improvements, furniture, and other installations and property installed by Tenant, as the circumstances will permit, and Tenant shall continue to pay rent in full and to utilize the Leased Premises for the operation of its business, provided, however, that rental payments due hereunder shall be adjusted to reflect the reduction in the size of the Leased Premises in the event of a partial taking where the Lease is not terminated pursuant to the provisions hereof.

         11.3 Damages. All damages awarded for any such taking under the power of Eminent Domain shall be paid to the Landlord, except for damages awarded for Tenant's fixtures and equipment used in operation of the Leased Premises.

         Without in any way detracting from the generality of the foregoing, and subject to the provisions of North Carolina law as to the entitlement as against the condemning authority by a Tenant as to assert claims by virtue of takings pursuant to eminent domain, in the event of a condemnation or taking pursuant to this paragraph, Tenant shall be entitled to appear, claim, prove and receive in the condemnation proceedings such amounts as may be separately awarded to Tenant for removal expenses, business dislocation damages and moving expenses. In addition, Tenant shall be entitled to receive from the condemnation award the value of Tenant's trade fixtures and Tenant's improvements to the extent paid for by Tenant. In the event Tenant makes a claim against the condemning authority as described herein, Landlord agrees to cooperate with Tenant and assist Tenant in its claim by making all of Landlord's records with respect to Tenant's use of the Leased Premises and Tenant's improvements available to Tenant.

         11.4 Rent. If this Lease is terminated as provided in this Article XI, all rent shall be paid up to the date that possession is taken by the condemning authority, and Landlord shall make a proportional refund to Tenant of any rent or other amounts paid by Tenant which are applicable to any period after that date and not yet earned.


                                  ARTICLE XII

                             Damage and Destruction

         12.1 Restoration of Damage or Destroyed Leased Premises. In the event that the Building on the Leased Premises shall be damaged by fire or other casualty covered by extended coverage insurance during the term of this Lease, the Tenant shall give immediate notice thereof in writing to the Landlord.

         If the damage to the Building by such casualty shall render it practicably unusable by the tenant, and Landlord shall promptly cause an evaluation of such damage to be made and, within thirty days of its receipt of notice of such casualty, shall determine if it: (a) is unwilling to proceed to restore said premises, in which case it will give written notice of such determination within such thirty day





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
period to the Tenant, and the Lease shall thereupon be terminated and rental payments thereunder shall cease (or be refunded) as of the date of the casualty; or (b) is willing to proceed to restore same, which notice shall be given to the Tenant in writing within such thirty day period and shall contain an estimate of the time required to render the Building tenantable once more, not to exceed 120 days. Should restoration of the Building be commenced pursuant to (b) of this paragraph, the Landlord shall cause such repairs to be pursued with due and reasonable diligence and to be completed within the estimated time, not to exceed 120 days, subject to any delays resulting from any force majeure.

         12.2 No Abatement. Tenant shall not be entitled to any abatement or diminution of rent during any period because of any casualty damage. Tenant at all times shall maintain business interruption insurance with respect to the business operated on the Leased Premises and rent abatement insurance in such amounts as the Landlord shall reasonably request. It is understood between Tenant and Landlord that Tenant's obligations may be met during a potential business interruption from proceeds from the business interruption insurance as contemplated by Section 10.1, not to exceed 120 days.

                                  ARTICLE XIII

                               Default by Tenant

         13.1 Tenant's Default. If Tenant (a) shall fail to pay any rent or other sum of money due hereunder within ten (10) days after receipt or receipt of refusal by the Landlord of notice of such failure or if Tenant shall fail to pay any rent or other sum of money due hereunder within five days after the same shall be due (provided however that the Landlord agrees to give written notice to Tenant of any such failure of payment and such failure will not constitute an event of default unless Tenant fails to make such payment on or before the tenth day from and after receipt or refusal of such notice, and provided further that such notice and grace period shall be required to be provided by the Landlord and shall be accorded the Tenant, if necessary, only twice during any consecutive twelve month period of the Term, with an event of default to be deemed to have immediately occurred upon the third failure to make a timely payment as aforesaid within any consecutive twelve month period of the Term) or (b) shall fail to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, unless such default is of a nature that it cannot practically be cured within such thirty (30) day period and Tenant is proceeding with due diligence to cure such default, or (c) shall abandon the Leased Premises, then at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have in law or equity on account of such default, and without any further demand or notice, Landlord may:

                 (i) Re-enter the Leased Premises with or without process of law, take possession of all improvements, additions, alterations, equipment and fixtures thereon, eject all parties in possession thereof therefrom, and, without terminating this Lease, at any time and from time





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
         to time relet the Leased Premises or any part or parts thereof for the account of Tenant or otherwise, receive and collect the rents therefor, applying the rents first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Leased Premises, including costs, expenses and reasonable attorneys' fees, and for placing the Leased Premises in good order and condition or preparing or altering the same for reletting, and all other expenses, commission and charges paid, assumed or incurred by Landlord in or in connection with reletting the Leased Premises, and then to the fulfillment of the covenants of Tenant. Any such reletting may be for the remainder of the Term of this Lease or for a longer or shorter period. Landlord may execute any lease made pursuant to the terms hereof either in Landlord's name or in the name of tenant, as Landlord may see fit, and the subtenant therein shall be under no obligation whatsoever for the application by Landlord of any rent collected by Landlord from such subtenant to any and all sums, due and owing or which may become due and owing under the provisions of this Lease. Tenant shall not have any right or authority to collect any rent from subtenant. In any case and whether or not the Leased Premises or any part thereof be relet, Tenant shall pay to Landlord all sums required to be paid by Tenant up to the time of re-entry by Landlord. Thereafter Tenant, if required by Landlord, shall pay to Landlord, until the end of the Term of this Lease, the equivalent of the amount of all rent and other charges required to be paid by Tenant under the terms of this Lease, less the proceeds of such reletting during the Term of this Lease, if any, after payment of the expenses of Landlord. Such rent shall be due and payable on the several rent days herein specified, and Landlord need not wait until the termination of this Lease to recover any rent by legal action or otherwise. Re-entry by Landlord shall not constitute an election to terminate this Lease unless Landlord gives Tenant notice of Landlord's election to terminate.

                 (ii) Declare this Lease at an end, re-enter the Leased Premises with or without process of law, eject all parties in possession thereof therefrom and repossess and enjoy the Leased Premises together with all improvements thereto, and Landlord shall thereupon be entitled to recover from Tenant any rent due from Tenant to Landlord as of the date of such re-entry, and subject to the Landlord's duty to mitigate damages, the amount of rent and charges equivalent to rent provided for in this Lease for the balance of the Term. For the purpose of this subparagraph (ii), all Impositions and contributions to expenses and other items paid by Tenant shall be projected over the term of the Lease at an average increase of such items as may have occurred since the date of this Lease to the date of default.

         13.2 Remedies Not Exclusive; No Waiver. The remedies of Landlord set forth in this Lease are cumulative and are in addition to and not exclusive of any other remedy of Landlord herein given or which may be permitted by law, and if any breach or threatened breach by Tenant of this Lease occurs, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed by law or in equity or by statute or otherwise in addition to





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rights set forth in this Lease.  Tenant shall permit any lawful re-entry as provided for in this Article without hindrance to Landlord, and Landlord shall not be liable in damages or guilty of trespass because of such lawful re-entry. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease or to exercise any option contained herein, shall not be construed as a waiver or a relinquishment for the future of such covenant or option. A receipt by Landlord of rent with knowledge of the breach of any covenants of this Lease shall not be deemed a waiver of such breach. No waiver by either party to this Lease of any provision thereof shall be deemed to have been made unless in writing and signed by the party so waiving.

         13.3 Cure by Landlord. If Tenant at any time defaults in making payment or in performing any other obligation under this Lease within the time required allowing notice, Landlord may cure such default by payment of the amount due or performance of such obligation and Landlord may collect from Tenant as additional rent the costs thereof, together with interest at the rate of fifteen percent (15%) per annum from the date of payment until reimbursement by Tenant.

         13.4 Cure by Tenant. If Landlord at any time defaults in making any payment or performing any Landlord's covenant hereunder which would impair the Tenant's leasehold estate and its right of quiet enjoyment hereunder, Tenant may cure such default by payment of the amount due or performance of such obligation and may collect from the Landlord the costs thereof, together with interest at the rate of fifteen percent (15%) per annum from the date of payment until reimbursement by the Landlord, provided that such default on the part of the Landlord shall have continued thirty (30) days after written notice to the Landlord by the Tenant, except that in the event of an emergency jeopardizing the Tenant's right of occupancy or quiet enjoyment of the premises, only twenty-four (24) hours actual notice shall be required rather than thirty (30) days written notice.


                                  ARTICLE XIV

                                  Bankruptcy

         14.1 Effect of Bankruptcy or other Proceedings. If at any time any bankruptcy or any reorganization proceeding is instituted by or against Tenant either in the State or Federal Courts, or if a receiver is appointed under the Bankruptcy Act, for its business or property on or in the Leased Premises, or if any lien is assessed against Tenant or its property on or in the Leased Premises, or if Tenant shall make an assignment for the benefit of creditors or voluntarily or involuntarily take advantage of any debtor relief proceedings under present or future law, Landlord in addition to any other remedies provided Landlord in the event of Tenant's default as set forth in this Lease or under any applicable law, shall have the option, to be exercised by written notice given to Tenant, to declare this Lease terminated at any time after the expiration of twenty (20) days following the commencement of such proceeding or the assertion of such lien, unless the proceeding is dismissed or the lien discharged and unless all payments of rent and other payments required by this Lease to be made by Tenant to Landlord are paid promptly during such period of twenty (20) days. Landlord





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
shall under no circumstances be required to permit a receiver or any person claiming through or under Tenant to retain possession of the Leased Premises. Landlord need not lease the Leased Premises to such receiver or person, and Landlord shall be entitled to immediate possession of the Leased Premises. Any repossession or termination hereunder shall not operate in any way to prejudice or affect the right of Landlord for recovery of rent or other charges theretofore accrued, thereafter accruing or to any other damages, nor shall any such termination or repossession ever be construed as a waiver of or an election not to claim future damages on account of such breach, but all such damages, including all future rentals, shall be fully recoverable by Landlord.

                                   ARTICLE XV

                                 Miscellaneous

         15.1 Recording. Tenant shall not record this Lease without the written consent of the Landlord, however upon the request of either party the other shall join in the execution of a memorandum or "short form" lease for the purpose of recordation, describing the parties, premises, and the term hereof and incorporating this lease by reference therein.

         15.2 Subordination, Non-disturbance and Attornment Agreement. This Lease shall be subject to and subordinate at all times to the lien of any mortgages or deeds of trust now or hereafter made by the Landlord on the Leased Premises, and to all advances made or hereafter to be made thereunder.
Although this subordination provision shall be self-operative and no further instrument of subordination shall be required, Tenant will, nevertheless, upon request of the Landlord, enter into a subordination, non-disturbance and attornment agreement with reference to any present or future lender whose loan is secured by a deed of trust secured in whole or in part upon all or a portion of the Leased Premises, providing in terms reasonably and customarily required by said lender and deemed appropriate by its legal counsel for such purposes, for the subordination of this Lease to said deed of trust and any modifications or extensions thereof, with the Tenant's use, possession or enjoyment of the premises hereunder to be assured so long as there is no default hereunder, with the Tenant agreeing to attorn to any transfer of the Landlord's title in said premises by reason of foreclosure or trust, including the Lender if it be the purchaser.

         15.3 Estoppel Certificates. Each party agrees at reasonable intervals and from time to time upon not less than ten (10) days' prior written notice by the other to execute, acknowledge and deliver a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the rent and other charges have been paid in advance, if any, and (iii) stating whether or not to the best knowledge of the signer of such certificate the signing party is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. Each party acknowledges





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
that any such statement delivered under this Lease may be relied upon by third parties not a party to this Lease.

         15.4 Right to Enter. Landlord and its agents shall have the right upon at least 24 hours prior notice by fax or voice telephone, except in the event of an emergency to enter the Leased Premises at reasonable hours, and at any time if any emergency exists, to examine the Leased Premises, or to make such repairs and alterations as shall be reasonably necessary for the safety and preservation of the Leased Premises, or during the last twelve (12) months of the Term, provided Tenant has not notified Landlord of his intent to extend the Term, to show both the interior and exterior of the Leased Premises to prospective tenants or purchasers and to place "For Rent" or "For Sale" signs thereon.

         15.5 Laws of North Carolina. This Lease shall be construed and applied in accordance with the laws of the State of North Carolina.

         15.6 Severability. Any provision or provisions of this Lease which shall prove to be invalid, void, or illegal shall in no way affect or impair or invalidate any other provision, and the remaining provision shall remain in full force and effect.

         15.7 Headings. The headings of the various Articles and Sections of this Lease are inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Lease.

         15.8 Notices. Any notice, request, demand, approval, or consent to be given under this Lease shall be in writing and shall be deemed to have been received when mailed by United States, registered or certified mail, postage prepaid, or by a commercial overnight courier or delivery by a company regularly doing business in both the state of origin and in the state of destination of such notice, addressed to the other party at the addresses set forth in the first paragraph of this Lease.

         Either party may at any time change its address by mailing a notice, as specified in this Section, that such change is desired and setting forth the new address.

         15.9 Force Majeure. In no event shall Landlord be liable for, nor shall Tenant have the right to terminate this Lease for delays in the prosecution of Landlord's share of construction beyond Landlord's control ("Force Majeure"), including (but not limited to) delays caused directly or indirectly by strikes, lockouts, the unavailability of labor or material, acts of God, acts of any Federal, State, or Local governmental agency or authority, war, insurrection, rebellion, riot, civil disorder, fire, explosion, windstorm, hail, snow, extreme cold, rain, flood, damage from aircraft, vehicles, or smoke, or by any other casualty of a substantial enough nature to cause delay.

         15.10 Successors. This Lease shall be binding upon and inure to the benefit, as the case may require, of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         15.11 Assignment of Landlord's Interest. If Landlord should ever assign this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder





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                                                                         -------
to the assignee and give all notices required to be given Landlord hereunder both to Landlord and the assignee.

         15.12 Transfer by Landlord. If Landlord sells, leases or in any manner transfers title to the Leased Premises, including foreclosure sale by judicial proceeding or otherwise the Landlord shall be relieved of all covenants and obligations arising hereunder, provided the Landlord is not then in default hereunder and that such transferee shall agree to assume all covenants and obligations of the Landlord hereunder. Tenant agrees that it will attorn to such transferee, provided such transferee has assumed Landlord's covenants and obligations hereunder, and Tenant shall continue to perform all of the terms, covenants, and conditions, and obligations of this Lease.

         15.13 Limitation of Execution against Landlord. If Tenant obtains a money judgment against Landlord, any of its partners or its successors or assigns under any provision of, or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, or of Tenant's occupancy of the Property, Tenant shall be entitled to have execution upon such judgment only upon Landlord's estate in the Leased Premises, and not out of any other assets of Landlord, any of its partners, or its successors or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on the fee simple estate subject to any liens antedating any such judgment except that this limitation shall not apply to the extent that any such judgment against Landlord is covered by insurance.

         15.14   Time of Essence.  Time is of the essence in this Lease.

         15.15 Contingency as to Termination of Prior Lease. This agreement of lease and the obligations of all parties hereto are contingent upon the execution by Konica Manufacturing, U.S.A., Inc., a North Carolina corporation, and Industrial Development Associates of an agreement terminating that certain lease dated December 1, 1988, wherein Industrial Development Associates, as Landlord demised unto said Konica the said premises herein leased for a term commencing December 1, 1988, and ending May 31, 1992.

                                  ARTICLE XVI

                                 Miscellaneous

         16.1 Liability for Brokerage or Other Fees. Neither party shall be in any way liable for a brokerage commission, finders fee, or similar compensation based upon any contract which the other may have made with any person, firm, or corporation in connection with the negotiation of this Lease, and each party shall hold the other harmless on account thereof, each indemnifying the other against any claims, judgments, suits, costs, reasonable attorneys' fees, and other reasonably necessary expenses which may be incurred by the party so indemnified on account thereof.





                                        16

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
         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



ATTEST:                                LANDLORD:

                                       INDUSTRIAL DEVELOPMENT ASSOCIATES, a
                                       Maryland limited partnership, Landlord,
                                       By Meridian Inc., a General Partner


/s/ [Illegible]                        By:  /s/ Michael J. Batza, Jr.
- --------------------------------            --------------------------------
                                            Assistant Vice President

ATTEST:                                TENANT:

                                       AMSCO STERILE RECOVERIES, INC.

/s/ Lydia P. Zickefoose                By:  /s/ Wayne R. Peterson
- --------------------------------            --------------------------------
                                            Assistant Secretary


STATE OF MARYLAND
COUNTY OF BALTIMORE

         I, Pamela S. Rurka, a Notary Public of said County and State, do hereby certify that Michael J. Batza, Jr., personally came before me this day and acknowledged that (s)he is Assistant Secretary of Meridian, Inc., a Maryland corporation which formerly was named MSC Corporation, a general partner, of Industrial Development Associates, a Maryland limited partnership, and that by authority duly given and as the act of said corporation as a general partner of said limited partnership acting in its behalf by authority duly given to said general partner, the foregoing instrument was signed in the name of Meridian, Inc., as a general partner by its Assistant Vice President, sealed with its corporate seal, and attested by himself/herself as its Assistant Secretary. Witness my hand and official seal this 28th day of April, 1992.

                                        /s/ Pamela S. Rurka
                                        -----------------------
                                        Notary Public


My Commission Expires:  8/1/94


STATE OF FLORIDA
COUNTY OF PINELLAS

         I, Linda A. Sloan, a Notary Public of said County and State, do hereby certify that Wayne R. Peterson, personally came before me this day and acknowledged that (s)he is Assistant Secretary of AMSCO Sterile Recoveries, Inc., and that by authority duly given and as the act of said corporation, the foregoing instrument was signed in its name by its (Vice) President, sealed with its corporate seal, and attested by himself as its Assistant Secretary. Witness my hand and official seal this 22nd day of April, 1992.


                                        /s/ Linda A. Sloan
                                        ---------------------
                                        Notary Public


My Commission Expires:    NOTARY PUBLIC STATE OF FLORIDA
                          My COMMISSION EXP JULY 2, 1994
                          BONDED THRU GENERAL INS. UND.





                                        17

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

                           Schedule of Exhibits to
               Lease between Industrial Development Associates
                        AMSCO Sterile Recoveries, Inc.



Exhibit A        Demised Plan of the Leased Premises

Exhibit B        Landlord's Plans

Exhibit C        Tenant's Plans

Exhibit D        Site Plan

Exhibit E        Rider

Exhibit F        Parking





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



                          Exhibit A to Lease between
                    Industrial Development Associates and
                        AMSCO Sterile Recoveries, Inc.



                       DEMISED PLAN OF LEASED PREMISES




         The plans illustrate the demising walls of leased premises with dimensions of 120 feet 1 inch and a depth of 200 feet 2 inches and a vestibule area of 35 feet by 51 feet 2 inches, a total of approximately 25,500 square feet.





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


                          Exhibit B to Lease between
                    Industrial Development Associates and
                        AMSCO Sterile Recoveries, Inc.



         Landlord will complete all Tenant Improvements listed in #1. These improvements will be in accordance with plans and specifications attached hereto as Exhibit B-1 which has been coordinated and approved by both Tenant and Landlord.


1. Tenant's Demising Wall - Landlord is responsible for completion of construction of Tenant's demising wall with cost to be shared by both Tenant and Landlord.






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



                         Exhibit C to Lease between
                    Industrial Development Associates and
                       AMSCO Sterile Recoveries, Inc.



         Tenant will complete, at Tenant's expense, all tenant improvements in Item #2. These improvements will be in accordance with plans and specifications attached hereto as Exhibit C-1 which Tenant has coordinated and received prior approval from Landlord. Landlord will approve, prior to the start of construction, any and all contractors whom Tenant chooses to complete such work.



1. Tenant's Demising Wall. Cost to be shared by both Tenant and Landlord for Tenant's Demising Wall.

2. Plans and specifications for the remainder of the desired Tenant improvements to be completed by Tenant are to be submitted to Landlord in accordance with the paragraph above.







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



                                   EXHIBIT D

                                   SITE PLAN




         Site Plan Carolina Central Industrial Center, Mebane, North Carolina dated December 5, 1989 titled "Site Map". This exhibit illustrates the entire Carolina Central Industrial Center showing the location of the Carolina Central Industrial Center just north of Interstate 85 adjacent to Holmes Road on the eastern boundary and Third Street Extension on the northern boundary. It includes 15 platted parcels and illustrates the building of which the leased premises are a part is located on 4.6 acres and designated as parcel #6. It is located at the northeast corner of Dogwood Way and Maple Lane. There are two map inserts printed as part of this Site Plan showing the location of the Carolina Central Industrial Center within the city of Mebane and within the state of North Carolina. They are titled "Vicinity Map" and "Regional Map" and are not to scale.







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
                           Exhibit E to Lease between
                     Industrial Development Associates and
                         AMSCO Sterile Recoveries, Inc.


                                    Rider to
                         AMSCO Sterile Recoveries, Inc.
                              Lease at Building #6


         This Rider to Agreement of Lease for leased premises in the Building #6 at Carolina Central Industrial Center, is made as of this ______ day of ____________________, 19_____, by and between Industrial Development Associates ("Landlord") and AMSCO Sterile Recoveries, Inc. ("Tenant"). In the event of any inconsistencies between the terms of this Rider and the terms of the Agreement of Lease to which this Rider is attached, the terms of this Rider will control.

Rider #1         Improvements of Leased Premises

         Tenant will be responsible for construction of the demising wall and one-half (1/2) of the total cost to complete the wall, or $13,282. Tenant will pay to Landlord, in cash, its proportionate share of the cost in advance or no later than lease signing. Landlord will be responsible for the remaining cost to complete the demising wall, or $13,282.

Rider #2         Utilities

         Landlord intends to separately meter water in the Leased Premises at Tenant's sole cost and expense.

Rider #3         Maintenance and Repair

         Upon termination of the Lease, Tenant shall be required, at its own expense, to restore the roof to a condition reasonably acceptable by Landlord, including the completion of any and all repairs of penetrations of the roof made by the Tenant and/or Tenant's agents during the course of occupancy.

Rider #4         Option to Terminate

         Tenant will have the option to terminate its lease at the end of the fifth (5th) year of the lease term and pay Landlord a penalty of $28,000. Tenant will be required, at its own expense, to restore the premises to its original condition, normal wear and tear excepted. Tenant will notify Landlord, in writing, of its intent to terminate its lease Two Hundred and Seventy (270) days before the end of the fifth (5th) year of the lease term.

Rider #5         Renewal Option

         Provided that Tenant is not in default under this Lease, Tenant shall have the option to renew this lease for two (2) additional terms of five (5) years at the rental rate of $4.25/SF for year 4/1/2002 - 3/31/2007 and at the rental rate of $5.10/SF for year 4/1/2007 - 3/31/2012. During such renewal term, all terms and conditions of this Lease shall remain in full force and effect as during the initial term, except for the increased rental rate herein provided for. Tenant shall exercise its option by notifying Landlord in writing two hundred seventy (270) days prior to the expiration of this Lease.

Rider #6         Signage

         Landlord shall permit tenant to maintain one sign in front of the building at Tenant's sole cost and expense. Landlord shall designate the appropriate location for Tenant's sign.

Rider #7         Financial

         Tenant shall supply Landlord with financial statements on an annual basis upon written request by Landlord.

WITNESS:                             LANDLORD:  INDUSTRIAL DEVELOPMENT
                                                ASSOCIATES

                                     By:
- ----------------------------            ---------------------------------------
                                        ---------------------------------------

WITNESS:                             TENANT:  AMSCO STERILE RECOVERIES, INC.


/s/ Lydia P. Zickefoose              By: /s/ Wayne R. Peterson
- ----------------------------             --------------------------------------
                                         Wayne R. Peterson, Assistant Secretary


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



                                  EXHIBIT F

                                PARKING PLAN





         These plans illustrate a site plan containing 4.6 acres showing the property outlined on the corner of Dogwood Way and Maple Lane. It contains a foot print of the entire building of which the leased premises are a part. It also diagrams a single curb cut on Dogwood Way to the front of the building and a single curb cut on Maple Lane to the rear of the building. There are no dimensions.





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
                     CAROLINA CENTRAL INDUSTRIAL CENTER
                            RESTRICTIVE COVENANTS

                                  RECITALS


         Landlord is the owner of the Leased Premises and other real property in the area known as Carolina Central Industrial Center, and has caused such Property to be subdivided for use as an industrial center and desires to subject the Leased Premises to similar (but not necessarily identical) restrictive covenants imposed upon certain other (but not necessarily all) real property of the Landlord in the area, said restrictive covenants being hereafter set forth to covenants, agreements and restrictions (the "Restrictions") for the benefit of the Landlord, its successors and assigns, as hereinafter set forth.

         THEREFORE, Landlord hereby declares that the Leased Premises shall be subject to the Restrictions hereinafter set forth.

         Article I. The Property. The Property subject hereto is situated in Alamance County, North Carolina and is more particularly described in Exhibit A attached to the Lease and made part hereof.

         Article II. Definition of Terms. Wherever used in these Restrictions the following terms shall have the following meanings:

                 "Occupant" shall mean and refer to persons or entities in actual possession of any parcel on the Leased Property.

                 "Tenant" shall mean and refer to the Lessee of the Leased
                  Property.

                 "Restrictions" shall mean and refer to the covenants and restrictions contained herein.

                 "Person" shall mean artificial persons as well as natural persons and includes the plural.

                 "Leased Property" shall mean and refer to that certain property described in Exhibit A attached hereto and made part hereof.

                 "Street" shall mean any street, highway, road or other thoroughfare adjoining or within the Leased Property.

                 "Structure" shall mean and refer to any thing or device the placement of which upon the Leased Property might affect the physical appearance thereof, including, by way of illustration and not limitation, buildings, sheds, covered patios, fountains, swimming, wading or other pools, trees, shrubbery, paving, curbing, landscaping or fences or walls more than three (3) feet in height or any sign or signboard. "Structure" shall also mean any excavation or fill, the volume of which exceeds ten (10) cubic yards; or any excavation, fill, ditch, diversion dam or other thing or device which affects or alters the natural flow of surface waters upon or across the Leased Property or other property of the Landlord adjacent thereto or in the vicinity thereof or which affects or alters the flow of any water in any natural or artificial stream, wash or drainage channel upon or across said property.

         Article III.     Duration and Modification of Restrictions.

                 1. Duration. These Restrictions shall continue from the date of this Lease throughout the term of this Lease and any extension thereof and thereafter until January 1, 2020, subject to modification or termination pursuant to Article III, Section 2.

                 2. Modification or Termination. These Restrictions may at any time after the date hereof be modified in any particular, or terminated in their entirety, by the recording among the Office of the Register of Deeds of Alamance County, North Carolina, of an instrument of modification or termination executed jointly by the Landlord, the Tenant and their successors and assigns, (excluding mortgagees, holders of security devices who are not in possession, lessees and tenants).

         Article IV.      Use of Property; Restrictions.

                 1. No Residences. No building or other Structure on the property shall be used, temporarily or permanently, as a residence.

                 2. Building Height Limitation. All buildings shall be limited to a height of fifty (50) feet above finished grade elevation; except that this height limitation may be exceeded, with written approval of the Landlord.

                 3. Parking. All present and future vehicle parking, including trucks, trailers, employee and visitor parking, shall be provided on the Leased Property and shall comply with all provisions of the applicable governmental requirements. All parking areas are to be paved to provide




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
         dust-free all-weather surfaces with macadam, concrete or any approved material other than gravel. No parking area will be permitted within set back lines (fifty feet on primary roads and thirty feet on secondary roads) except that lots bounded by more than one road may have parking areas within the set-back lines along roads other than the one on which the building fronts if, in the judgment of the Landlord, the parking area is set back a reasonable distance and is properly screened from both front and side roads. Off-street parking spaces will be provided in accordance with the following:

                          (a) one space - size 10' x 20' for automobiles per 1,000 square feet of warehouse space;

                          (b) one space - size 10' x 20' for automobiles per 600 square feet of manufacturing space; and

                          (c) one space - size 10' x 20' for automobiles per 250 square feet of office space.

                 4. Loading. No loading docks shall be permitted on the front of any building, and, except where a lot is bounded by three or more streets, no loading docks shall be permitted on the side of any building facing a street.

                 5. Storage. No material, supplies, or products shall be stored or permitted to remain on the Leased Property outside a permanent structure without the prior written consent of Landlord. Approval of outside storage will be granted only where storage is screened from view by a masonry wall, or other appropriate screen six (6) feet in height or rising two (2) feet above the stored material, whichever is higher.

                 6. Materials. Without the Landlord's prior written consent the use of concrete block or cinder block for outside facing of exterior walls will not be permitted or will any frame structures be permitted.

                 7. Signs. A scale drawing in color of any sign, billboard, trademark or advertising device to be used on any lot or the exterior of any building or structure will be submitted to Landlord in triplicate for the written approval of Landlord. Normally the Tenant's trade mark and/or trade name may be displayed on the building in the manner in which they are generally used by the Tenant.

                 8. Open Area. Not more than fifty percent (50%) of any lot area shall be covered by Structures.

                 9. Color. No building or Structure shall be painted, repainted, stuccoed or be surfaced with any material unless and until Landlord approves the color and/or material in writing.

                 10. Ground Cover. All set-back areas facing roads between the front building line and the curb, with the exception of driveways, sidewalks, and other walkways shall be used exclusively for the planting and growing of trees, shrubs, lawns and other ground covering or material as approved by Landlord. If developed lots are not properly maintained, Landlord may undertake such maintenance as may be necessary, at the expense of the Tenant.

                 11. Nuisance. The Tenant shall not cause or make (or permit to be caused or made) any excessive noise, odors, harmful sewage or vibration that could be deemed objectionable to other occupants and that would conflict with the purposes of restrictions of the Leased Property, and shall not create or maintain a nuisance. Each Tenant must provide for trash disposal from his building.

                 No use will be made of the Leased Premises or any portion thereof or any building or Structure thereon at any time, or shall any materials or products be manufactured, processed or stored thereon or therein, which shall cause an undue fire hazard to adjoining properties, or which shall constitute a nuisance or cause the emission of noxious odors or gases or smoke, or cause noises or other conditions which might injure the character of the lot in question or neighboring properties or which shall constitute a violation of any law of the United States, the State of North Carolina, or Alamance County, Town of Mebane, or any regulation or ordinance promulgated thereunder.

                 12. Unused Area. All unused land area that is planned for future building expansion or other purposes shall be maintained and kept free of unsightly plant growth, stored material, rubbish and debris.

         Article V. Setbacks. No Structure, or any part thereof or projection therefrom, shall be erected nearer than fifty (50) feet from any primary road adjacent to the Leased Property (a primary road being a public right-of-way sixty feet or more in width) nor nearer than thirty (30) feet from any secondary road adjacent to the Leased Property (a secondary road being a public right-of-way less than sixty feet in width), nor nearer than thirty (30) feet from any side or rear boundary line of the parcel on which the Structure is erected.





                                        2

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
         Article VI.      Plans and Specifications.


                 1. No Structure, building, fence, wall sign, advertising device, roadway, loading facility, outside storage facility, parking area, sit grading, planting, landscaping, facility for industrial waste or sewage disposal, nor any other improvement shall be commenced, erected or constructed, nor shall any addition thereto or change in alteration therein be made (except to the interior of a building), nor shall any change in the use of any premises be made, until the plans and specifications therefor, showing the nature, kind, shape, heights, materials, color scheme, lighting and locations on the lot of the proposed improvements, grading, landscaping or alterations and the proposed use or change in the use of the premises, shall have been submitted to and approved in writing by the Landlord and a copy of such plans and specifications as finally approved left permanently with the Landlord. The Landlord shall have the right to refuse to approve any plans or specifications or proposed use of the premises for any reason which the Landlord in its sole discretion, may deem in the best interests of the Leased Property and the Tenants, occupants, or lessees or prospective owners or lessees of other properties in the area.

                 2. No parking will be permitted on the Streets on the Leased Premises unless otherwise agreed to by Landlord, and the Tenant shall provide on its property necessary and adequate parking facilities and private driveways as approved by the Landlord under paragraph 1 of this Article VI.

                 3. Construction and alteration of all improvements on the Leased Property shall be in accordance with the requirements of all applicable Building, zoning, and other Codes and Regulations.

         Article VII.     Maintenance.

                 1. The Tenant shall at all times keep its premises, buildings, improvements and appurtenances in a safe, clean, neat and sanitary condition and shall comply with all laws, ordinances and regulations pertaining to health and safety. The Tenant shall provide for the removal of trash and rubbish from his premises.

                 2. During construction it shall be the responsibility of the Tenant to insure that construction sites are kept free of unsightly accumulations of rubbish and scrap materials, and the construction materials, trailers, shacks and the like are kept in a neat and orderly manner.

                 3. The Landlord agrees to maintain all undeveloped land owned by it within the area in a manner compatible with the provisions of this
Article VII.

         Article VIII.    Covenants, Enforceability.

                 1. These restrictions shall run with, burden, and bind the Leased Property and shall bind and inure to the benefit of, and be enforceable by the Landlord, its successors and assigns. The Landlord reserves the right, however, from time to time hereafter to delineate, plat, grant or reserve within the area such public streets, roads, sidewalks, ways and appurtenances thereto, and such easement for drainage and public utilities, as it may deem necessary or desirable for the development of the area (and from time to time to change the location of the same) free and clear of these restriction and covenants, and to dedicate the same to public use or to grant the same to Alamance County and/or to appropriate governmental bodies or public utility corporations.

                 2. Such covenants and restrictions shall be enforceable by the Landlord, its successors and assigns.

                 3. If any violation or breach of any of these Restrictions shall exist on the Leased Property, and the Tenant shall not have taken reasonable steps toward the removal or termination of the same within fifteen (15) days after written notice thereof, the Landlord shall have the right, through its agents and employees, to enter upon the Leased Property, with respect to any operation being conducted thereon, and summarily abate, remove and extinguish any thing or condition that may be or exist thereon contrary to the provisions hereof. The Landlord, or any such agent, shall not thereby be deemed to have trespassed upon the Leased Property and shall be subject to no liability to the Tenant or Occupant of the Leased Property for such entry, abatement or removal.

                 The cost of any abatement or removal of violations authorized under this Section shall be a binding, personal obligation of the Tenant as well as a lien (enforceable in the same manner as a mortgage) upon the Leased Property. The lien provided in this Section shall not be valid as against a bona fide purchaser (or bona fide mortgagee) of the property in question unless a suit to enforce such lien shall have been filed in a court of record in Alamance County prior to the recordation in the Office of the Register of Deeds of Alamance County of the deed or mortgage conveying the Property.

                 4. Violation of any of these Restrictions may be enjoined, abated, restrained or otherwise remedied by appropriate legal or equitable proceedings. Proceedings to restrain violation of these Restrictions may be brought at any time that such violation appears reasonably likely to occur in the future. In the event of proceedings brought by any party or parties to enforce or restrain

                                        3

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
violation of any of these Restrictions, or to determine the rights or duties of any person hereunder, the prevailing party in such proceedings may recover a reasonable attorneys' fee to be fixed by the court, in addition to court costs and any other relief awarded by the court in such proceedings.

                 5. The failure of the Landlord to enforce any of these Restrictions to enforce the same shall in no event be deemed a waiver of its rights to do so.

                 6. Waiver of any provision of these Restrictions shall not be deemed a waiver thereof with regard to any subsequent violation thereof.

         Article IX. Nominees and Successors of Landlord. The Landlord may from time to time delegate any or all of its rights, powers, discretion and duties hereunder to such agent or agents as it may nominate. It may also permanently assign any or all of its powers and duties (including discretionary powers and duties), obligations, rights, title, easements and estates reserved to it by this Declaration to any one or more corporations, associations, or persons.

         Article X. Good Faith Lenders Clause. No violation of any of these Restrictions shall defeat or render invalid the lien of any mortgage or deed of trust made in good faith and for value upon the Leased Property; provided however that any mortgagee or trustee or beneficiary under any deed of trust in actual possession, or any purchaser at any trustees' or mortgagees' foreclosure sale shall be bound by and subject to these Restrictions as fully as the Tenant.

         Article XI. Tenant's Covenants. The Tenant covenants for itself, its successors and assigns, to observe, perform and be bound by these Restrictions and, should it acquire title thereto, to incorporate them in any deed or other conveyance of all or any portion of the Leased Property.





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




RALEIGH/DURHAM FACILITY


                     ASSIGNMENT AND ASSUMPTION OF LEASE



         KNOW ALL MEN BY THESE PRESENTS, that AMSCO STERILE RECOVERIES, INC., a Delaware corporation ("Assignor"), for and in consideration of One Dollar ($1.00) and other good and valuable consideration from STERILE RECOVERIES, INC., a Florida corporation ("Assignee"), the receipt and sufficiency of which are hereby acknowledged by Assignor, does hereby assign, transfer, sell and convey unto Assignee, its successors and assigns, all of Assignor's right title and interest, as lessee, in, to and under the lease more particularly described on Exhibit A attached hereto and made a party hereof by this reference (the "Lease"), TOGETHER WITH all renewal options, if any, and all other rights, privileges and benefits belonging to or held by Assignor under such Lease.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever, subject, however, to all terms, conditions and provisions contained in the Lease.

         In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and agrees to assume, perform and be bound by all of the duties, obligations and liabilities of Assignor under the Lease, arising on and after the date of this instrument for the remainder of the term of the Lease and all extensions and renewals thereof.

         Each of Assignor and Assignee hereby represent that it has taken all action, corporate or otherwise, necessary to authorize the execution of this Assignment and Assumption of Lease, and this Assignment and Assumption of Lease constitutes a valid and binding agreement, enforceable against it in accordance with its terms. This agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the 31st day of July, 1994.



Signed and acknowledged
in the presence of:                    AMSCO STERILE RECOVERIES, INC.,
                                       a Delaware corporation


                                       /s/ Wm. J. Rieflin
                                       ----------------------------------
/s/ Kathleen Clover                    By:    Wm. J. Rieflin
- ----------------------------------        -------------------------------
Print Name:        Kathleen Clover     Its:        Secretary
           -----------------------         ------------------------------


- ----------------------------------
Print Name:
           -----------------------



Signed and acknowledged
in the presence of:                    STERILE RECOVERIES, INC.,
                                       a Florida corporation


                                       /s/ J. T. Boosales
                                       ----------------------------------
/s/ Kathleen Clover                    By:    J. T. Boosales
- ----------------------------------        -------------------------------
Print Name:        Kathleen Clover     Its:     E.V.P.
           -----------------------         ------------------------------

                                                                       EXHIBIT A


                Raleigh/Durham facility, Mebane, North Carolina.



         Carolina Central Industrial Center Lease dated April 22, 1992 between Industrial Development Associates as Landlord and AMSCO Sterile Recoveries, Inc. as Tenant.

                        [AMSCO STERILE RECOVERIES, INC.]


                                 July 21, 1994



Industrial Development Associates
c/o Heritage Properties, Inc.
513 Fairmount Avenue
Towson, Maryland 21204
Attention:  Mr. Richard Bechtold

Re:  Premises Located in Mebane, Alamance County, North Carolina

Dear Mr. Bechtold:

         Reference is hereby made to that certain Lease Agreement, dated April 25, 1992, by and between Industrial Development Associates, a Maryland limited partnership, as landlord ("Landlord"), and AMSCO Sterile Recoveries, Inc., a Delaware corporation ("Tenant"), demising the captioned premises (the "Lease").

         Please be advised that Tenant is negotiating for the sale of all or substantially all of its rights, properties, and assets, specifically including the leasehold estate created by the Lease, to Sterile Recoveries, Inc., a newly-formed Florida corporation in which Tenant's former principal executives own a majority interest ("Buyer"). Buyer intends to continue the operation of the business formerly operated by Tenant, and in connection with the proposed transaction Tenant would intend to assign, and Buyer would intend to acquire, the leasehold interest and estate created by the Lease. The Lease provides, in pertinent part, that Tenant may not assign the Lease without Landlord's written consent, and expressly states that such consent shall not be unreasonably withheld or delayed.

         Tenant acknowledges that it would, if consent were to be granted to the assignment requested hereby, remain liable under the Lease after the effective date of any such assignment, in accordance with the terms of the Lease. Moreover, in view of the Buyer's experience in the actual operation of the business and the proposed continuation of the use of the premises which is expressly permitted by the terms of the Lease, we believe that neither the creditworthiness of the tenant nor the use of the Premises would be affected in any adverse fashion by the proposed assignment of the Lease to Buyer. Accordingly, we formally request your consent, as Landlord, to the proposed assignment of the Lease to Buyer. We have, for your reference, attached hereto a proposed draft of the Assignment and Assumption Agreement pursuant to which Tenant and Buyer would propose to effect the assignment to which this request relates; please note that the Buyer would be obligated by the terms of such instrument, to assume and perform, as and when due, all of the obligations required to be performed by the originally named tenant under the Lease.

         In connection with the financing which Buyer intends to use in connection with the aforementioned transaction, Buyer would propose to grant to Tenant a security interest in certain of the equipment and fixtures which would be owned by it and located at or in the premises demised by the Lease. We would request that you subordinate any lien or security interest which you may have in such equipment or fixtures to the security interest which Buyer would furnish to Tenant, and have enclosed a form of Landlord's Waiver pursuant to which such subordination could be confirmed.

         The parties' negotiations relating to the proposed transaction described above are, unfortunately extremely time-sensitive. We must, therefore, request that you reply to the foregoing request as promptly as possible. If the foregoing assignment is acceptable to you, please so indicate

Price Pioneer Company, Ltd.
July 21, 1994
Page 2


by signing where indicated on this letter, and by returning the signed copy to the undersigned (c/o Charles A. Schliebs) by telecopy at 412-394-7959. A hard-copy counterpart of this request, together with an execution form of the Landlord's Waiver, will be provided to you by Federal Express, and we would request that you sign and return the Waiver promptly after your receipt of that package. Many thanks in advance for your cooperation on this matter. Please feel free to contact the undersigned if you should have any questions regarding this matter.

                                        AMSCO STERILE RECOVERIES, INC.


                                        By;  /s/ Anthony M. Lacenere
                                             ------------------------------
                                             Anthony M. Lacenere



The undersigned hereby consents to the assignment of the Lease by Tenant to Buyer.

Industrial Development Associates


By:      /s/ David S. Rhodes, President
         ------------------------------------
         General Partner
         Heritage Properties, Inc., Agent for
         Industrial Development Associates

                               LANDLORD'S WAIVER


         WHEREAS, INDUSTRIAL DEVELOPMENT ASSOCIATES, a Maryland limited partnership ("Landlord") is the owner of certain real estate located in MEBANE, Alamance County, North Carolina, and more particularly described on Exhibit A, attached hereto and made a part hereof by this reference, a portion of which is presently leased to STERILE RECOVERIES, INC., a Florida corporation ("SRI"), as successor in interest to AMSCO Sterile Recoveries, Inc. as tenant pursuant to a lease more particularly described on Exhibit A-1 and made a part hereof by this reference (the "Lease"); and

         WHEREAS, SRI is issuing its Purchase Money Note in an original principal amount not to exceed $10,000,000 to AMSCO Sterile Recoveries, Inc., a Delaware corporation ("Lender") and in connection therewith SRI has offered to grant a security interest to Lender in certain general intangibles, accounts, equipment, fixtures and inventory (the "Collateral") including, without limitation, the Collateral listed on Exhibit B attached hereto and made a part hereof, and Lender is willing to make such loan only if the Landlord subordinates and waives as to Lender any claims, demands, or rights the Landlord may now have or hereafter acquire with respect to said Collateral.

         NOW, THEREFORE, the Landlord, intending legally to be bound hereby agrees as follows:

         1. That any and all liens, claims, demands or rights, including but not limited to the right to levy or distrain for unpaid rent which the Landlord now has or may hereafter acquire on or in any of the Collateral shall be subordinate and inferior to the liens and security interest of Lender, and the Landlord hereby specifically waives with respect to Lender, and its successor and assigns only all rights of levy, distraint or execution with respect to said Collateral.

         2. That the Collateral now or hereafter pledged to Lender or in which Lender has or is granted a security interest shall, at all times, be considered to be personal property and shall not constitute fixtures or become a part of the Premises, so long as any monies are owing to Lender by SRI. Lender may at all times enter upon the Premises or any other premises where said collateral may be found and remove the same; provided said removal does not damage the premises and if said removal does cause damage, then Lender will fix and repair same.

         3. Lender may, without affecting the validity of this Waiver, extend the terms of payment of the indebtedness of SRI to the Lender or alter the performance of any of the terms and conditions of any security agreement without the consent of the Landlord and without giving notice thereof to the Landlord.

         4. This Agreement shall be construed and governed under the laws of North Carolina.

         IN WITNESS WHEREOF, the undersigned has caused this agreement to be executed as of the 29th day of July, 1994.


                                        INDUSTRIAL DEVELOPMENT ASSOCIATES,
                                        a Maryland limited partnership

                                        By:     /s/ David S. Rhodes, President
                                                -------------------------------
                                                Heritage Properties, Inc.,
                                                Agent for Industrial
                                                Development Associates

                       EXHIBIT B TO LANDLORD'S WAIVER



         All of SRI's now owned or hereafter acquired inventory, meaning goods, merchandise and other personal property which are or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process, supplies or materials used or consumed in its business, including without limitation returned and repossessed goods, and all equipment, trade fixtures, other tangible personal property, furniture and vehicles, together with all accessions, parts, accessories and appurtenances thereto appertaining or attached or kept or used or intended to be used in connection therewith and all substitutions, renewals, improvements, replacements, additions, products and proceeds thereto.